Exhibit 99.1

COMPASS Pathways Announces Up to $285 Million Private Placement Financing Joined by Leading Healthcare Investors

·	Transaction led by healthcare specialist investors, TCGX and Aisling Capital

·	$125 million financing upfront with up to an additional $160 million tied to exercise of warrants

·	Net proceeds from financing expected to extend cash runway into late 2025

London, UK – August 16, 2023

COMPASS Pathways plc (Nasdaq: CMPS), a biotechnology company dedicated to accelerating patient access to evidence-based innovation in mental health, today announced that it has entered into a securities purchase agreement with a select group of healthcare specialist investors for the private placement of (i) 16,076,750 American Depositary Shares (“ADSs”) representing 16,076,750 ordinary shares, and (ii) warrants to purchase up to 16,076,750 ADSs (representing 16,076,750 ordinary shares) (the “Warrants”) at a purchase price of approximately $7.78 per ADS and accompanying Warrant to purchase one ADS. Each Warrant will have an exercise price of $9.93 per ADS, representing a 30% premium to the last sale price. The financing is expected to close on August 18, 2023, subject to customary closing conditions.

The transaction is being led by TCGX and Aisling Capital with participation from new and existing institutional investors, including Vivo Capital, RA Capital, Surveyor Capital (a Citadel company), Paradigm BioCapital Advisors LP, Soleus Capital, Armistice Capital, Logos Capital, PFM Health Sciences and Laurion Capital Management, among others.

Kabir Nath, Chief Executive Officer of COMPASS Pathways said, “We are grateful for the support of this group of leading healthcare investors for our work to bring potentially transformative treatment for mental health conditions to patients urgently in need of better options. We thank these investors for their confidence in our rigorous approach to building a strong base of evidence for the potential of COMP360 psilocybin treatment to help people with treatment-resistant depression (TRD), post-traumatic stress disorder and anorexia nervosa. We expect that the net proceeds will allow us to advance our pivotal phase 3 program in TRD and achieve important milestones in the development of COMP360. We view this investment as a validation of the potential of psychedelic medicine and the importance of a rigorous and evidence-based approach.”

COMPASS will receive approximately $125 million in gross proceeds, before deducting placement agent commissions and offering expenses, from the private placement of ADSs and accompanying Warrants, and up to an additional approximately $160 million in gross proceeds if the Warrants are fully exercised for cash. The Warrants will be exercisable at the election of the investors for a three-year period. The private placement is being conducted in accordance with applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”) and was priced to satisfy the “Minimum Price” requirement

(as defined in the Nasdaq rules). COMPASS intends to use the net proceeds from the proposed financing to fund its pivotal phase 3 clinical program in treatment-resistant depression, its commercial planning and preparation efforts, its on-going phase 2 trials in anorexia nervosa and post-traumatic stress disorder, its development of digital technologies to complement and augment its therapies and its discovery and preclinical research, as well as for general and administrative expenses, working capital and other general corporate purposes. The aggregate proceeds from this proposed financing, combined with current cash and cash equivalents, are expected to be sufficient to fund the current operating plan into late 2025.

Morgan Stanley and TD Cowen are acting as the placement agents for the private placement.

The securities to be sold in the private placement, including the ADSs underlying the Warrants, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. The Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the ADSs issued in the private placement and the ADSs issuable upon exercise of the Warrants issued in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About COMPASS Pathways
COMPASS Pathways plc (Nasdaq: CMPS) is a biotechnology company dedicated to accelerating patient access to evidence-based innovation in mental health. Our focus is on improving the lives of those who are suffering with mental health challenges and who are not helped by current treatments. We are pioneering the development of a new model of psilocybin therapy, in which our proprietary formulation of synthetic psilocybin, COMP360, is administered in conjunction with psychological support. COMP360 has been designated a Breakthrough Therapy by the U.S. Food and Drug Administration (FDA) and has received Innovative Licensing and Access Pathway (ILAP) designation in the UK for treatment-resistant depression (TRD). We have commenced a phase 3 clinical program of COMP360 psilocybin therapy in TRD, the largest randomized, controlled, double-blind psilocybin therapy clinical program ever conducted. Previously, we completed a phase 2b study with top line data showing a statistically significant (p<0.001) and clinically relevant improvement in depressive symptom severity after three weeks for patients who received a single 25mg dose of COMP360 psilocybin with psychological support. We are also conducting phase 2 clinical studies of COMP360 psilocybin therapy for post-traumatic stress disorder (PTSD) and anorexia nervosa. COMPASS is headquartered in London, UK, with offices in New York and San

Francisco in the United States. Our vision is a world of mental wellbeing. www.compasspathways.com.

Availability of other information about COMPASS Pathways
Investors and others should note that we communicate with our investors and the public using our website (www.compasspathways.com), our investor relations website (ir.compasspathways.com), and on social media (LinkedIn), including but not limited to investor presentations and investor fact sheets, US Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that we post on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in us to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on our investor relations website and may include additional social media channels. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward-looking statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, forward-looking statements can be identified by terminology such as “may”, “might”, “will”, “could”, “would”, “should”, “expect”, “intend”, “plan”, “objective”, “anticipate”, “believe”, “contemplate”, “estimate”, “predict”, “potential”, “continue” and “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things, statements regarding the expected timing for the closing of the private placement; the anticipated proceeds to be received in the private placement (including, without limitation, the proceeds, if any, from the exercise of the Warrants) and the intended use of such proceeds; our expectations regarding our cash runway following the closing of the private placement; our expectations regarding funding, operating and working capital expenditures; and our expectations regarding the potential benefits of our COMP360 psilocybin treatment. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond COMPASS’s control and which could cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements.

These risks, uncertainties, and other factors include, among others: market risks and other market conditions; the risk that the conditions to the closing of the private placement are not satisfied; the risk that investors will not exercise the Warrants; clinical development is lengthy and expensive process with uncertain outcomes, and therefore our clinical trials may be delayed or terminated and may be more costly than expected; we will require substantial additional funding to achieve our business goals and if we are unable to obtain this funding when needed and on acceptable terms, we could be forced to delay, limit or terminate our product development efforts; our efforts to obtain marketing approval from the applicable regulatory authorities in any jurisdiction for COMP360 or any of future product candidates may be unsuccessful; establishing, maintaining, defending and enforcing our patents and other intellectual property rights covering our investigational COMP360 psilocybin therapy may be challenging and costly and our efforts to protect our patents and other intellectual property rights may be unsuccessful; our efforts to commercialize and to obtain coverage and reimbursement for our investigational COMP360 psilocybin therapy, if approved, may be unsuccessful; and those risks and uncertainties described under the heading “Risk Factors” in COMPASS’s most recent annual report on Form 10-K or quarterly report on Form 10-Q and in other reports we have filed with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, COMPASS disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on COMPASS’s current expectations and speak only as of the date hereof.

Enquiries
Media: Christopher Williams, media@compasspathways.com, +1 206 295 4324
Investors: Stephen Schultz, stephen.schultz@compasspathways.com, +1 401 290 7324